Exhibit 10.7

Maximum Amount Mortgage Contract

Mortgagee:

ID number:

Mortgagor:

ID number:

Signed at:

In order to ensure the repayment of debts continuously incurred between the mortgagee and the debtor within a certain period, the mortgagor voluntarily provides the mortgagee with its own proper as the mortgage guarantee. This Contract is entered into by and between the Parties through negotiation with a view to expressly clarifying the responsibilities and obligations of the Parties and abiding by the covenants between the Parties.

Article 1 Definitions and Interpretation

Except as otherwise provided in this Contract, the following terms shall have the following meanings:

1. “Mortgagor” refers to the natural or legal person who provides mortgage guarantee for the loan under the master contract. For the purpose of this Contract, the mortgagor is the debtor or third party and the co-owner of the collaterals under the master contract. The mortgagee is the creditor under the master contract.

2. “Collateral” refers to the property that the mortgagor provides to the mortgagee, and in which the mortgagor has the right to disposition, excluding the property restricted in circulation by laws.

3. The “validity period of mortgage limit” refers to an uninterrupted continuous period expressly agreed by the Parties in order to clarify the scope of the debts secured by this Contract. For the debts incurred during such period, regardless of whether the performance period of the debtor’s single debt exceeds such validity period, the mortgagor undertakes to assume the mortgage guarantee liability for all debts balance within the mortgage principal limit with the collaterals under this Contract.

4. The “mortgage principal limit” refers to the maximum principal amount expressly agreed by the Parties in order to clarify the scope of the debts secured by the Contract. In case the amount of the debts is within the debts limit, regardless of the times of the debts and the amount of each debt arising between the mortgagee and the debtor, the mortgagor shall assume the guarantee responsibility for all debts balance (including the loan principal, interest, penalty interest, liquidated damages, damages and costs for the realization of the creditor’s rights by the mortgagee, etc.)

5. The mortgagee imposes balance control over the debtor’s debts. The “balance” refers to the sum of the balance of all debts incurred by the debtor against the mortgagee during the validity period of the mortgage limit and the balance of all debts that have existed prior to the creation of the maximum mortgage and agreed by the mortgagor to be included in the scope of the guarantee stipulated in this Contract, including the undue balance and the due the outstanding balance. That is:

(1) “Undue Balance” refers to the balance of debts to be repaid that created prior to the expiration of the debt performance period.

(2) The “Due and Outstanding Balance” refers to the balance of debts that the debtor and the mortgagor have not performed their repayment obligations subsequent to the expiration of the debt performance period.

6. The “Master Contract” refers to the contract between the mortgagee and the debtor that specify the amount, performance period of each debt and other rights and obligations and the credit and debt contract that have existed prior to the creation of the maximum mortgage and agreed by the mortgagor to be included in the scope of the maximum amount guarantee.

7. The “costs for the realization of the creditor’s rights by the mortgagee”, including but not limited to arbitration fees, property preservation fees, fees for application for execution, attorney fees, case handling fees, announcement fees, evaluation fees, appraisal fees, auction fees, selling fees, collateral disposal fees, transfer fees, telecommunication charges, travel expenses, etc.

Article 2 Information of the Parties

See Article 22 (Special Provisions) A of this Contract.

Article 3 Principal Debts under Master Contract Secured by the Mortgage

See Article 22 (Special Provsions) B of this Contract.

Article 4 Scope of Debts Secured by the Mortgage

The debts secured by the mortgage under this Contract refer to, within the principal limit, the balance of all debts incurred between the mortgagee and the debtor during the validity period of the mortgage limit and the balance of debts that have existed prior to the creation of the maximum mortgage and agreed by the mortgagor to be included in the scope of the guarantee stipulated in this Contract (including but not limited to the loan principal, interest, penalty interest, compound interest, liquidated damages, damages and costs for the realization of the creditor’s rights by mortgagee, etc.)

Article 5 Validity Period of Mortgage Limit

1. The validity period of the mortgage limit is detailed in Article 22 (Special Provisions) C of this Contract.

2. Unless otherwise provided in this Contract, the date of occurrence of debts secured by collaterals under this Contract must be within the validity period of the mortgage limit. The maturity date of any debt may be later than the expiry date of the validity period of the mortgage limit, that is, no matter whether the maturity date of any debt of the debtor is later than the expiry date of the validity period of the mortgage limit, the mortgagor undertakes to assume the guarantee liability for all debts under the principal limit with the collaterals under this Contract.

Article 6 Mortgage Principal Limit

1. The mortgaged principal limited under this Contract is detailed in Article 22 (Special Provisions) D of this Contract.

2. Within the principal limit, regardless of the times of the debts and the amount of each debt arising between the mortgagee and the debtor, the mortgage guarantee liability shall be only limited to the balance of all debts under the principal limit (including but not limited to, the loan principal, interest, penalty interest, compound interest, liquidated damages, damages and costs for the realization of the creditor’s rights by mortgagee, etc.)

Article 7 Collaterals

1. For details of the collaterals, see Article 22 (Special Provisions) E of this Contract.

The mortgage shall extend to the appendants, subsidiary rights, subrogation right, compound, processed properties and fruits of the collaterals.

2. The Mortgagor shall provide the properties that it has the right to dispose of as the collaterals. If the mortgaged properties contain property that is restricted in circulation by laws, the mortgagor is obliged to indicate such property in the list of mortgaged property.

3. During the term of the mortgage, in case the total value of the collaterals is reduced to an amount that is insufficient to secure the principal and interest of the loan for any reason, the mortgagee is entitled to request the mortgagor to restore the value of the collaterals or provide an additional guarantee equivalent to the reduced value.

Article 8 Term of Mortgage

See Article 22 (Special Provisions) F of this Contract.

Article 9 Insurance for Collaterals

The Parties agree that no insurance is required to be purchased for the collaterals.

Article 10 Registration of Mortgage

1. Upon the signing of this Contract, the mortgagor and the mortgagee shall complete the registration of the mortgaged property with relevant mortgage registration departments in accordance with the provisions of the Property Law of the People’s Republic of China, the Guarantee Law of the People’s Republic of China and other relevant laws and regulations. In case the registration of the mortgaged property is completed by the mortgagor, the relevant registration documents shall be kept by the mortgagee.

For specific requirements, see Article 22 (Special Provisions) F of this Contract.

2. In case mortgage registration is required to be completed for the fruits derived from the collaterals, the mortgagor shall complete such mortgage registration for the fruits.

3. In case the mortgagor handles the maximum mortgage registration with its collaterals, such registration shall be applicable to all debts within the principal limit, and there is no need to complete the mortgage registration for each debt, unless otherwise agreed by the Parties or otherwise stipulated by the mortgage registration department.

4. Prior to the repayment of all principals and interests of the loans, if the term of mortgage registration expires, the mortgagor must cooperate with the mortgagee in applying for the renewal of the mortgage registration.

Article 11 Possession and Control of Collaterals and Related Documents of Titles

1. The mortgaged property under this Contract is possessed and kept by the mortgagor, and the mortgagor agrees to accept the mortgagee’s inspection of the mortgaged property at any time. The original documents of the mortgaged property such as the mortgage rights certificate, insurance policies and related contracts of the mortgaged property shall be kept by the mortgagee.

2. During the term of the mortgage, the mortgagor shall properly keep the collaterals, be responsible for the routine repair and maintenance of the collaterals, ensure that the collaterals are intact and bear the expenses incurred thereby.

3. During the term of the mortgage, the mortgagor may rent, sell, transfer, assign, contract, grant, remortgage, authorize the custody of, joint venture in kind, purchase shares or otherwise dispose of the collaterals with the prior written consent of the mortgagee. In case the mortgagor disposes of the collaterals without the consent of the mortgagee, except the assignee shall repay all debts on behalf of the debtor and discharge the mortgage, all liabilities arising therefrom shall be borne by the mortgagor.

Article 12 Costs and Expenses

Unless otherwise agreed by the Parties, all costs arising in connection with this Contract and the mortgaged property under this Contract (including but not limited to the registration fee, notarization fee, the insurance, transportation, warehousing, storage, valuation, repair, maintenance, disposal expenses of the mortgaged property, etc.) shall be borne by the mortgagor.

Article 13 Realization of Mortgage Rights

1. In the event of any one of the following cases, the mortgagor irrevocably authorizes the mortgagee to directly dispose of the collaterals by discount, auction, sale of the collaterals or other means without initiating legal proceedings, such as litigation or arbitration, and the proceeds may be used to repay the secured debts subsequent to the payment of the disposal fees of the collaterals and the expenses payable or shall be paid to mortgagee by mortgagor under this Contract.

(1) The debtor fails to repay the secured debts as stipulated in the master contract (including the principal and interest of any debt that are due in advance and declared by the mortgagee due to any breach of contract by the debtor or the mortgagor);

(2) Decrease in the value of the collaterals caused or potentially caused by market changes and other factors;

(3) In the event of any serious deterioration of operating conditions, loss of business reputation or loss of or potential loss of the ability to perform the Contract of the debtor, the mortgagee needs to recover the secured debt in advance;

(4) Before the debt performance period expires, the rights in the mortgaged property shall be realized in advance according to law, the nature of the mortgage or as agreed;

(5) Other cases in which the mortgagee has the right to dispose of the collaterals according to law.

2. If the mortgagor is two or more persons, the mortgagee is entitled to dispose of the collaterals provided by any or all mortgagors when exercising the mortgage rights.

Article 14 Mortgagor’s Representations and Undertakings

1. The mortgagor is entitled to the full ownership of the collaterals. If the collaterals are joint property, the mortgagor undertakes that the mortgagors signed this Contract include all the co-owners (including the legal owner of the collaterals). If the collaterals have been leased, the mortgagor undertakes to submit to the mortgagee the written evidence of the irrevocable waiver of the pre-emptive right by the lessee at the time of the creation of the mortgage with the collaterals. All legal liabilities arising from the dispute concerning the collateral rights shall be borne by the mortgagor.

2. The mortgage guarantee undertakings of the mortgagor under this Contract are valid for all debts within the validity period of the mortgage limit and the principal limit. Unless otherwise required by the mortgagee or the mortgage registration department, the mortgagor will not handle the mortgage registration for the debts one by one.

3. The collaterals are free from any mortgage, pledge, lien and other encumbrances other than the mortgage created under this Contract or mortgage or other encumbrances created with the prior written consent of the mortgagee.

4. The mortgagor guarantees that the rights in the collaterals are full and legal and have no flaws that make them not suitable for mortgage. If any third party claims against the collaterals, or raise an objection to the disposal of the collaterals, or the collaterals have flaws unknown to and unacceptable by the mortgagee, all consequences and liabilities arising therefrom shall be borne by the mortgagor.

5. The mortgagor clearly knows the debtor’s business scope and authorities.

6. The mortgagor has fully read all the terms of this Contract, especially the bolded terms herein. At the request of the mortgagor, the mortgagee has made corresponding explanations for the terms and conditions of this Contract. The mortgagor has fully understood the meaning of the terms of this Contract and the corresponding legal consequences, and voluntarily provides mortgage guarantee for the debtor under the master contract, and performs the joint and several liabilities for the repayment of debts in accordance with this Contract.

7. The mortgagor has the full power to sign this Contract.

In case the mortgagor is a legal person, then:

(1) The mortgagor is a business entity legally incorporated and existing within the loan term, and has the right to execute and perform this Contract. The mortgagor is legally competent to use the collaterals available for mortgage as the mortgage under this Contract according to law.

(2) The mortgagor’s mortgage under this Contract has been authorized by its board of directors or the corresponding high authority and is not in violation of the laws, regulations, and policies applicable to it and its articles of association. In case the mortgagor breaches any internal regulations of the company to execute this Contract, the mortgagor shall be liable for all consequences arising therefrom and mortgagee shall assume no responsibilities.

8. The mortgagor warrants that all documents, information, statements and vouchers provided to the mortgagee are true, and it will accept and cooperate with the mortgagee in the inspection of the collaterals at any time.

9. Upon the performance of the mortgage obligation by the mortgagor, it is entitled to claim compensation from the debtor without prejudice to the repayment of debts by the debtor in future. However, if the mortgagor claims compensation from the debtor and the mortgagee request the debtor to make any payment under the master contract meantime, the mortgagor agrees that the debtor shall repay its debt to the mortgagee in priority.

10. In case the debtor and the mortgagor have signed or will sign a counter-guarantee contract for the guarantee obligation under this Contract, the counter-guarantee contract shall not impair any rights enjoyed by the mortgagee under this mortgage contract at law or in fact.

11. Prior to the completion of the repayment of the secured debts, if the value of the collaterals significantly reduces, the mortgagor will take effective measures to make up the value of the collaterals or provide new sufficient and effective guarantees as required by the mortgagee.

12. Prior to the completion of the repayment of the secured debts, the mortgagor warrants to properly keep, use and maintain the collaterals. Without the written consent of the mortgagee, the mortgagor shall not rent, lend, transfer, remortgage, pledge or otherwise dispose of the collaterals, unless the right to mortgage is discharged due to the full repayment of the debts by the assignee.

13. In case any collateral is included in the scope of demolition or other events that may affect the guarantee ability of the mortgagor, the mortgagor warrants to notify the mortgagee in writing within three days from the date it is aware of such events. In the event of any dispute with respect to any collateral between the mortgagor and any third party, the mortgagor warrants to notify the mortgagee in writing within ten days.

14. In case any collateral is included in the scope of demolition, and compensation is made by the way of property rights exchange, the mortgagee is entitled to request the debtor and the guarantor to pay off the debts, or to reset the guarantee satisfying the requirements of the mortgagee with the exchanged premises; if the compensation is made in the form of cash compensation, the mortgagee is entitled to request the mortgagor to provide guarantee for the debts under the master contract by opening a deposit account or deposit certificate with the mortgagee using the cash compensation.

15. If any collateral becomes a restricted mortgage property due to changes in its attributes and uses, or the mortgagee fails to obtain the mortgage right on the full value of the collateral due to the reasons of the mortgagor, all consequences and liabilities shall be borne by the mortgagor, and the mortgagor shall be liable to the mortgagee for the compensation for the decrease in the value of the collateral.

16. If there are other guarantees under the master contract, the mortgagor’s guarantee liability to the mortgagee shall neither be affected by the guarantee provided by any other guarantors, nor shall it be discharged or reduced. The assumption of guarantee liability by the mortgagor shall not be on the condition that the mortgagee makes a claim or initiates litigation/arbitration/enforcement against any other guarantors.

17. When the debtor fails to repay the debts as agreed, no matter whether the mortgagee has other guarantees (including but not limited to guarantee, mortgage, pledge and any other guarantees of any kind) for its creditor’s rights under the master contract, the mortgagor shall bear the full guarantee liabilities under the guarantee contract.

18. Prior to the determination of the creditor’s rights secured by the maximum mortgage guarantee, the mortgagee is entitled to transfer part or all of the creditor’s rights without the consent of the mortgagor.

Article 15 Effect of Mortgage

1. The mortgagor guarantees that the debtor shall fulfill all the obligations under the master contract. In case the debtor is in violation of the provisions of the master contract (including but not limited to, the debtor fails to use the loan as stipulated in the master contract), such violation shall not affect the performance of the guarantee liability under this Contract by the mortgagor.

2. The creditor and the debtor may alter the master contract by mutual agreement without the consent of the mortgagor if the liabilities of the debtor are not aggravated thereby, and the mortgagor shall continue to assume the guarantee liability as agreed.

3. During the term of the mortgage, if the mortgagor dies or terminates, the right to mortgage created on the collaterals under this Contract shall continue to be valid, and the heir or successor of the mortgagor shall not be entitled to defend against such validity.

Article 16 Performance of Obligations and Waiver of Rights

1. The mortgagor’s obligations under this Contract are independent and shall not be affected by the relationship between any party hereto and any third party, except as otherwise agreed in this Contract.

2. Any tolerance, grace, concession or delay in the exercise of any right under this Contract offered to the debtor and the mortgagor by the mortgagee shall not affect, impair or restrict all rights and interests enjoyed by the mortgagee in accordance with this Contract and laws and regulations, and shall not be regarded as a waiver of the rights and interests under this Contract by the mortgagee, nor shall it affect any obligations of the mortgagor under this Contract.

Article 17 Liabilities for Breach of Contract

1. In the event of any one of the following cases on the part of the mortgagor, it shall constitute a breach of contract:

(1) The mortgagor is in violation of the representations and undertakings made by it under this Contract;

(2) The mortgagor gives rise to the damage or loss of the collaterals due to its intention or negligence;

(3) The mortgagor is in violation of any other provisions of this Contract.

2. In the event of any breach of contract, the mortgagee is entitled to take one or more of the following measures:

(1) Requesting the mortgagor to remedy its breach of contract within a time limit;

(2) Declaring that the loan is due in advance, and disposing of the collaterals according to law to repay the principal and interest of the loan and other expenses;

(3) Requesting the mortgagor to pay a certain percentage of the loan amount under the master contract as liquidated damages (see Article 22 (Special Provisions) H of this Contract);

(4) Requesting the mortgagor to compensate for the actual loss(es) that could not be covered by the liquidated damages.

3. During the term of this Contract, in the event of any decrease in the value of the collaterals due to reasons not attributable to the mortgagor, the mortgagee is entitled to declare the loan is due in advance, and dispose of the collaterals according to law to repay the principals and interests of the loan and other expenses.

Article 18 Effectiveness and Term of the Contract

1. This Contract shall become effective upon the satisfaction of the following conditions:

(1) The Parties have signed or sealed the Contract;

(2) In case the mortgagee requires the notarization of the Contract, the notarization procedure of this Contract has been completed in accordance with the law.

2. Subject to the provisions of laws and regulations of the People’s Republic of China, if the mortgage under this Contract is required to be registered, the mortgagor shall complete the legal registration with the mortgagee immediately after the conclusion of this Contract.

3. Upon the commencement of this Contract, the mortgagor is not required to identify the master contract signed by the mortgagee and the debtor on a case-by-case basis.

4. This Contract will automatically terminate upon the full repayment of the debts within the maximum amount mortgage guarantee. Upon the termination of this Contract, the mortgagee shall return the mortgage registration documents kept by it to the mortgagor.

Article 19 Notices

1. The notices or communications under this Contract shall be delivered to the other party at the mailing address set forth in Article 22 (Special Provisions) A of this Contract.

2. In the event of any change to the mailing address of any party to this Contract, such party shall notify the other party immediately after such change.

3. Any notice or communication sent at the above address (in case the address changes, at the changed address) shall be deemed as served on the following date:

(1) If sent by mail, 5 working days from the post of the registered letter;

(2) If sent by telex, the date of receipt of the confirmation from the other party;

(3) If sent by personal delivery, the date of signing for receipt by the recipient.

4. In the event of any change to the name, legal representative, domicile, etc. of any party, such party fails to notify the creditor in writing, all notices or documents sent by the creditor in accordance with the information contained in this Contract shall be deemed to have been served.

Article 20 Jurisdiction, Governing Law and Resolution of Disputes

1. The conclusion, validity, interpretation, performance and resolution of disputes of this Contract shall be governed by the laws of the People’s Republic of China.

2. The resolution of disputes is set out in Special Provision I of Article 22 in this Contract.

3. During the period of litigation or arbitration, the terms of this Contract not in dispute shall be performed. The mortgagor shall not refuse to perform any of its obligations under this Contract on the grounds of resolving any dispute.

Article 21 Miscellaneous

1. During the period stipulated in the first paragraph of Article 5 of this Contract, the contracts, agreements and other legal documents signed by the mortgagee and the debtor to form a creditor-debtor relationship must be expressly stated if they are not secured by this Contract. Otherwise, such documents shall be deemed to have been secured by this Contract.

2. The mortgagee is entitled to conduct necessary investigations on the credit status of the mortgagor, and the mortgagor shall allow the mortgagee to legally inquire of relevant departments about the information in connection with this Contract or other relevant information or provide such information to relevant departments if necessary.

3. The annex to this Contract is an integral part of this Contract and has the same legal effect as this Contract.

4. If the Parties hereto voluntarily complete the notarization of granting of enforcement effect, in the event of any breach of contract by the debtor, the mortgagor and the co-owner of the collaterals are willing to waive the right of action and defense and directly submit to the enforcement by the People’s Court.

Article 22 Special Provisions

A. Information of the Parties

(i) Mortgagee:

Person in Charge [Authorized Representative]:

Mailing address:

Tel.:

Type of ID Certificate:                 ID Number:

(ii) Mortgagor:

Mortgagor:

Legal Representative [Authorized Representative]:

Mailing Address:

Tel:

Type of ID Certificate:                               ID Number:

B. Master Contract

The master contract secured by this Contract is                          signed between the lender and the borrower, by which, and the creditor provides the debtor with a loan of (amount in words) RMB YUAN ONLY.

C. The term of the mortgage is              months, commencing from MM DD YYYY, and ending on MM DD YYYY.

D. The mortgaged principal limit under this Contract is (amount in words) RMB             YUAN ONLY.

E. The mortgagor voluntarily creates the mortgage with                     (collaterals’ names). See the list of collaterals (Annex) for details.

F. The mortgage right and the principal debts exist at the same time, and the mortgage right is discharged until the full repayment of the principal debts. If the mortgage registration department requests, the mortgage period shall be registered as from MM DD YYYY to MM DD YYYY. If the debtor fails to pay off the principal debts when the term of the mortgage expires, then:

(1) The mortgage right enjoyed by the mortgagee according to law shall be unchanged;

(2) The mortgagor shall complete the registration of renewal of the mortgage.

G. In case the mortgagor is in violation of the Contract, the mortgagee may request the mortgagor to pay 20% of the loan amount under the master contract as liquidated damages.

H. Resolution of disputes

Any dispute arising from the performance of the Contract shall be settled through negotiation; if no agreement reaches through negotiation, either party may file a lawsuit in the People’s Court at the place where the contract was signed.

I. The Contract is made in             , with one copy for the mortgagee, one copy for the mortgagor and one copy for             , all copies shall have the same legal effect.

(Signature Page)

Mortgagee (signature and seal):	Mortgagor (signature and seal):

Signed on:

Annex:

List of Collaterals

House Property Mortgage
Collaterals	Collateral Type	Nature of Land	Structure	Number of Floors	Floor	Floor Area (m2)	Collateral Value (RMB yuan)	Property Ownership Certificate Number
House property 1	Premises	Residential	Composite				yuan
House property 2
Address of house property 1
Address of house property 2
Insurance type

Mortgagor (Signature and Seal):	Mortgagee (Signature and Seal):

Signed on: